AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2010.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATP OIL & GAS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	76-0362774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(713) 622-3311

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Albert L. Reese Jr. Chief Financial Officer ATP Oil & Gas Corporation 4600 Post Oak Place, Suite 100, Houston, Texas 77027 (713) 622-3311	Copy to: Richard S. Roth, Esquire Jackson Walker L.L.P. 1401 McKinney Street, Suite 1900, Houston, Texas 77010 Telephone: (713) 752-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Registration Fee(2)
Senior Debt Securities and Subordinated Debt Securities(3)
Common Stock, par value $0.001 per share(4)(5)
Preferred Stock, par value $0.001 per share(5)
Warrants(6)
Total

(1)	An indeterminate aggregate initial offering price or amount of each class of security is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.
(3)	There is being registered hereunder an indeterminate number of senior and subordinated debt securities.
(4)	Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock”. No separate consideration will be received for the preferred stock purchase rights.
(5)	There is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(6)	There is being registered hereunder an indeterminate number of warrants to purchase debt securities, common stock or preferred stock.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

We may from time to time offer to sell senior debt securities, subordinated debt securities, common stock, preferred stock or warrants, at prices and on terms that we will determine at the time of the offering. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus that we authorize may also add, update or change information contained in this prospectus. You should read this prospectus and any other applicable prospectus or prospectus supplement carefully before you invest in our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “ATPG.” On December 16, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $15.36.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those contained or referenced in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, for a description of the various risks you should consider in evaluating an investment in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, to or through underwriters or dealers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our principal offices are located at 4600 Post Oak Place, Suite 100, Houston, Texas 77027, where our telephone number is (713) 622-3311.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process. Under this shelf process, we may from time to time offer to sell securities in one or more offerings. Each time we sell securities pursuant to this prospectus, we will provide a prospectus or a supplement to this prospectus that contains specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or any related free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement or such free writing prospectus. You should read this prospectus and any other applicable prospectus or prospectus supplement carefully before you invest in our securities.

Unless the context indicates otherwise, all references in this prospectus to “we,” “our,” “us,” or “the company” refer to ATP Oil & Gas Corporation and its subsidiaries on a consolidated basis, unless otherwise indicated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different information, you should not rely on it. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement (and other documents to which each refers) contain statements about future events and expectations which are characterized as forward-looking statements. Words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “objectives”, “seek”, “strive”, negatives of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to our management. They are expressions based on historical fact, but do not guarantee future performance. Forward-looking statements involve risks, uncertainties and assumptions and certain other factors that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include those discussed in “Risk Factors” in this prospectus. We qualify any forward-looking statements entirely by these cautionary factors.

We believe these forward-looking statements are reasonable, but we caution that you should not place undue reliance on these forward-looking statements, because our future results and shareholder values may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F. Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

We also maintain an Internet website at http://www.atpog.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010, as amended by Form 10-K/A filed with the SEC on December 10, 2010;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, as filed with the SEC on May 10, 2010, June 30, 2010, as filed with the SEC on August 9, 2010, and September 30, 2010, as filed with the SEC on November 9, 2010;

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our Current Reports on Form 8-K filed with the SEC on (i) February 4, 2010, (ii) March 26, 2010, (iii) April 23, 2010, (iv) April 29, 2010, (v) June 10, 2010, (vi) June 24, 2010 and (vii) September 30, 2010; and

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the description of our common stock in our registration statement on Form 8-A as filed with the SEC on January 25, 2001, and the description of related preferred stock purchase rights in our registration statement on Form 8-A, as filed with the SEC on October 14, 2005.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing, by telephone, by facsimile or by e-mail from Albert L. Reese Jr., Chief Financial Officer, ATP Oil & Gas Corporation, at 4600 Post Oak Place, Suite 100, Houston, Texas 77027; telephone number (713) 622-3311; facsimile number (713) 622-5101; e-mail address areese@atpog.com.

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ABOUT THE COMPANY

We are engaged in the acquisition, development and production of oil and natural gas properties in the Gulf of Mexico and the U.K. and Dutch Sectors of the North Sea (the “North Sea”). We seek to acquire and develop properties with proved undeveloped reserves that are economically attractive to us but are not strategic to major or large exploration-oriented independent oil and gas companies. Occasionally we will acquire properties that are already producing or where previous drilling has encountered reservoirs that appear to contain commercially productive quantities of oil and gas even though the reservoirs do not meet the SEC definition of proved reserves. We believe that our strategy provides assets for us to develop and produce without the risk, cost or time of traditional exploration. Our management team has extensive engineering, geological, geophysical, technical and operational expertise in successfully developing and operating properties in both our current and planned areas of operation.

At December 31, 2009, we had estimated net proved reserves of 135.2 MMBoe, of which approximately 91.3 MMBoe (68%) were in the Gulf of Mexico and 43.9 MMBoe (32%) were in the North Sea. Year-end reserves were comprised of 77.9 MMBbls of oil (58%) and 343.3 Bcf of natural gas (42%). As of December 31, 2009 our proved reserves in the deepwater Gulf of Mexico account for 62% of our total proved reserves. Our proved reserves on the Gulf of Mexico Shelf account for 6% of our total proved reserves. The majority (67%) of our oil reserves are located in the Gulf of Mexico. Our natural gas reserves are split between the Gulf of Mexico (68%) and the North Sea (32%). Of our total proved reserves, 13.7 MMBoe (10%) were producing, 3.7 MMBoe (3%) were developed and not producing and 117.8 MMBoe (87%) were undeveloped. Our average working interest in our properties at December 31, 2009 was approximately 80%. We operate 86% of our platforms. The estimated PV-10 of our proved reserves at December 31, 2009 was approximately $2.0 billion and our standardized measure of discounted future net cash flows at December 31, 2009 was approximately $1.8 billion.

At December 31, 2009, we had leasehold and other interests in 62 offshore blocks and 104 wells, including 19 subsea wells, in the Gulf of Mexico. At December 31, 2009, we operated 93 (89%) of these wells, including 95% of the subsea wells. At December 31, 2009, we also had interests in 11 blocks and three company-operated subsea wells in the North Sea.

As of March 16, 2010, we own an interest in 36 platforms including two floating production facilities, the ATP Innovator and the ATP Titan. The ATP Innovator is operating in the Gulf of Mexico at our Gomez Hub and the ATP Titan in the Gulf of Mexico at our Telemark Hub began operating on March 28, 2010. These floating production facilities are fundamental to our hub strategy and business plan. The presence of these facilities creates a competitive advantage for us in connection with considering possible additional acquisitions in a large area surrounding each installation. A third floating production facility called the Octabuoy is under construction in China for initial deployment at our Cheviot Hub in the U.K. North Sea during 2012. We operate the ATP Innovator and the ATP Titan and also expect to operate the Octabuoy when it is placed in service. The floating production facilities have longer useful lives than the underlying reserves and are capable of redeployment to new producing locations upon depletion of the reserves where they were initially deployed. Accordingly, they are expected to be moved several times over their useful lives. We monetized our investment in the ATP Innovator drilling and production platform in March 2009, and in the ATP Titan drilling and production platform in September 2010. The ATP Octabuoy drilling and production platform is currently being financed by our contractor and a Chinese government program.

Our business strategy

We seek to create value and reduce operating risks through the acquisition and subsequent development of properties in areas that have:

•	significant undeveloped reserves and reservoirs;

•	close proximity to developed markets for oil and natural gas;

•	existing infrastructure or the ability to install our own infrastructure of oil and natural gas pipelines and production/processing platforms;

•	opportunities to aggregate production and create operating efficiencies that capitalize upon our hub concept; and

•	a relatively stable regulatory environment for offshore oil and natural gas development and production.

Our focus is on acquiring properties that are noncore or nonstrategic to their current owners for a variety of reasons. For example, larger oil companies from time to time adjust their capital spending or shift their focus to exploration prospects they believe will offer greater reserve potential. Some projects may provide lower economic returns to a company due to the cost structure and focus of that company. Also, due to timing or budget constraints, a company may be unwilling or unable to develop a property before the expiration of the lease. With our cost structure and acquisition strategy, it is not unusual for us to have an acquisition cost of a property that is less than the total development costs incurred by the previous owner. This strategy, coupled with our expertise in our areas of focus and our ability to develop projects, make oil and gas property acquisitions more financially attractive to us than the seller. Given our strategy of acquiring properties that contain proved reserves or where previous drilling by others indicates to us the presence of recoverable hydrocarbons, our operations typically are lower risk than exploration-focused Gulf of Mexico and North Sea operators.

By focusing on properties that are not strategic to other companies, we are able to minimize up-front acquisition costs and concentrate available capital on the development phase of these properties. Our management team has extensive engineering, geological, geophysical, technical and operational expertise in successfully developing and operating properties in both our current and planned areas of operation. For the three-year period ended December 31, 2009, we have added 10.1 MMBoe of proved oil and natural gas reserves through acquisitions at a total cost of $44.2 million. Development costs for the same period were approximately $2,469.3 million or 91% of oil and gas capital expenditures.

Since we operate a significant number of the properties in which we acquire a working interest, we are able to significantly influence the plans and timing of a project’s development. In addition, practically all of our properties have previously defined and targeted reservoirs, eliminating from the development plan the time necessary in typical exploration efforts to locate and determine the extent of oil and gas reservoirs. Without the exploration time constraint, we focus on developing projects in the shortest time possible between initial significant investment and first revenue generated in order to maximize our rate of return. We may initiate new development projects by simultaneously obtaining the various required components such as the pipeline and the production platform or subsea well completion equipment. We believe this strategy, combined with our strong technical abilities to evaluate and implement a project’s requirements, allows us to efficiently complete the development project and commence production.

Our strengths

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Low acquisition cost structure. We believe that our focus on acquiring properties with minimal cash investment for the proved undeveloped component allows us to pursue the acquisition of properties with minimal capital at risk.

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Significant infrastructure investment at our hubs. With over $1.0 billion already invested in infrastructure at our Gomez Hub and our Telemark Hub, it is our belief that we have a significant competitive advantage when seeking to expand our interest in the area over other production companies in these areas that do not have such an investment.

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Technical expertise and significant experience. We have assembled a technical staff with an average of over 27 years of industry experience. Our technical staff has specific expertise in the Gulf of Mexico and North Sea offshore property development, including the implementation of subsea completion technology.

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Operating control. As the operator of a property, we are afforded greater control of the selection of completion and production equipment, the timing and amount of capital expenditures and the operating parameters and costs of the project. As of December 31, 2009, we operated all of our properties under development, all of our subsea wells and 86% of our offshore platforms.

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Employee ownership. Through employee ownership of company stock, we have assembled a staff whose business decisions are aligned with the interests of our shareholders. As of December 13, 2010, our executive officers and directors own approximately 13% of our common stock.

•	Inventory of projects. We have a substantial inventory of properties to develop in both the Gulf of Mexico and the North Sea.

Corporate information

ATP Oil & Gas Corporation was incorporated in Texas in 1991. Our principal offices are located at 4600 Post Oak Place, Suite 100, Houston, Texas 77027, where our telephone number is (713) 622-3311. Our common stock is listed on NASDAQ under the symbol “ATPG.” Our website address is www.atpog.com. Information on our website is not incorporated by reference in this prospectus.

A detailed discussion of our business is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 30, June 30 and September 30, 2010, all of which are incorporated herein by reference. See “Incorporation by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus or prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus or prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus or prospectus supplement the particular terms of the securities offered by that prospectus or prospectus supplement. If we indicate in the applicable prospectus or prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus or prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	preferred stock; and

•	warrants to purchase any of the securities listed above.

In this prospectus, we refer to the senior debt securities, subordinated debt securities, common stock, preferred stock and warrants collectively as “securities”.

DESCRIPTION OF DEBT SECURITIES

The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We will file the indentures and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption “—Subordinated Debt Securities.” If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to “ATP,” “we” or “us” mean ATP Oil & Gas Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute senior debt of ATP and will rank equally with all its unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all other senior debt of ATP. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

•	the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

•	the place or places where payments on the debt securities will be payable;

•	the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

•	any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

•	if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

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if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

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if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

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any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of ATP or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the applicability of the defeasance provisions described below under “—Satisfaction and Discharge; Defeasance under the Senior Indenture,” and any conditions under which those provisions will apply;

•	if the debt securities will be issuable only in the form of a global security as described below under “—Book-entry Debt Securities,” the depositary for the debt securities;

•	any changes in or additions to the events of default or covenants this prospectus describes;

•	the payment of any additional amounts with respect to the debt securities; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

ATP has agreed to two principal restrictions on its activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

Creation of Certain Liens

If we or any of our subsidiaries mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by our board of directors in its discretion, we will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

•	existing on the date of the senior indenture;

•	incurred in connection with the acquisition or construction of any property;

•	previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

•	in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

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in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

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in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an “oil payment” or a “production payment”;

•	to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

•	in various facilities and personal property located at or on a principal property;

•	arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

•	that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, ATP may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such Mortgage or lien is granted, exceed 10% of our “Consolidated Net Tangible Assets,” which the senior indenture defines to mean the aggregate value of all assets of ATP and its subsidiaries after deducting:

•	all current liabilities, excluding all long-term debt due within one year;

•	all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

•	all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles;

all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

Limitations on Certain Sale and Leaseback Transactions

ATP and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:

•	the lease is an intercompany lease between ATP and one of its subsidiaries or between any of its subsidiaries;

•	the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

•

ATP or a subsidiary of ATP could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption “—Creation of Certain Liens”;

•

the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

•

ATP promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

As of the date of this prospectus, neither ATP nor any subsidiary of ATP has any property that ATP’s board of directors has determined to be a principal property.

Merger, Consolidation and Sale of Assets

The senior indenture provides that ATP may not merge or consolidate with any other entity or sell or convey all or substantially all its assets except as follows:

•

ATP is the continuing corporation or the successor entity (if other than ATP) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes the obligations of ATP under the senior indenture and the outstanding senior debt securities; and

•	immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for ATP, and ATP will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

(1)	ATP’s failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

(2)	ATP’s failure to pay the principal of or premium on any senior debt security of that series when due and payable;

(3)	ATP’s failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

(4)	ATP’s failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of “event of default” for a period of 90 days after written notice to ATP of that failure;

(5)	specified events of bankruptcy, insolvency or reorganization of ATP; or

(6)	any other event of default provided with respect to the senior debt securities of that series.

The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

ATP is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have any knowledge of any default by ATP in its performance and observance of any terms, provisions and conditions of the senior indenture.

In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of ATP) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities ATP issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of ATP occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities ATP issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on any senior debt security of that series; or

•	respecting a covenant or provision that cannot be modified without consent of the holder of each outstanding senior debt security of that series.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

•	the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

•	the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

•	during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

ATP and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

•	to evidence the succession of another person to ATP;

•	to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on ATP by the senior indenture;

•	to add additional events of default for the benefit of holders of all or any series of senior debt securities;

•	to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

•	to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

•	to secure the senior debt securities under the requirements of the senior indenture or otherwise;

•	to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

•	to evidence the appointment of a successor trustee; or

•

to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

ATP and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

•

change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require ATP to repurchase that senior debt security; or

•	reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

The senior indenture will be satisfied and discharged if:

•	ATP delivers to the trustee all senior debt securities then outstanding for cancellation; or

•

all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and ATP deposits an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive (“covenant defeasance”).

If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

•	register the transfer or exchange of senior debt securities;

•	replace mutilated, destroyed, lost or stolen senior debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

Subordination

Subordinated debt securities will be subordinate, in right of payment, to all “senior debt,” which the subordinated indenture defines to mean, with respect to ATP, the principal of and premium, if any, and interest on:

•

all indebtedness of ATP, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

any indebtedness of others of the kinds described in the preceding clause for the payment of which ATP is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under “—General” and “—Terms.” Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

Modification of the Subordinated Indenture

The subordinated indenture may be modified by ATP and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under “—Modification of the Senior Indenture.” Additionally, ATP and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

Defeasance of Subordinated Debt Securities

The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see “—Satisfaction and Discharge; Defeasance Under the Senior Indenture.” On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under each of the indentures. The Bank of New York Mellon Trust Company, N.A. also serves as trustee for ATP’s 11.875% Senior Second Lien Notes due 2015.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. ATP or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 8, 2010 we have 51,206,869 outstanding shares of common stock, and 1,400,000 outstanding shares of preferred stock.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

At the direction of our board, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of the common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix or change the number of shares constituting any class or series of preferred stock; and

•	establish or change the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over its then market price.

Rights Agreement

Our Board of Directors has adopted a Rights Agreement pursuant to which holders of our common stock will be entitled to purchase from us one one-hundredth of a share of our Junior Participating Preferred Stock if a third party acquires beneficial ownership of 15% or more of our common stock or if other specified events occur without our consent. In addition, the holders of our common stock will be entitled to purchase the stock of an Acquiring Person (as defined in the Rights Agreement) at a discount upon the occurrence of triggering events. The exercise price per right is $150, subject to adjustment. These provisions of the Rights Agreement could have certain anti-takeover effects because the rights provided to holders of our common stock under the Rights Agreement will cause substantial dilution to a person or group that acquires our common stock or engages in other specified events without the rights under the agreement having been redeemed or in the event of an exchange of the rights for common stock as permitted under the agreement.

Anti-Takeover Provisions of our Certificate of Formation and Bylaws

The provisions of Texas law and our certificate of formation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations Under Texas Law. We are a Texas corporation and, upon completion of the offering, will be subject to Subchapter M of Schapter 21 of the Texas Business Organizations Code. In general, this law will prevent us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for a three-year period after the date such person became an affiliated shareholder, unless:

•	our board of directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder,

•	our board of directors approves the business combination before the date such person becomes an affiliated shareholder, or

•

holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination within six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the preceding three-year period is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder,

•	dispositions of assets involving an affiliated shareholder:

•	having an aggregate value equal to 10% or more of the market value of our assets;

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock; or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder,

•	reclassifications, recapitalizations, mergers or other transactions that would have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting stock, and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Written Consent of Shareholders. Our certificate of formation provides that any action by our shareholders must be taken at an annual or special meeting of shareholders. Special meetings of the shareholders may be called only by holders of not less than 50% of all the shares entitled to vote.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to or mailed and received at our principal executive offices as follows:

•

With respect to an election to be held at the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders.

•

With respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Limitation of Liability of Directors. Our certificate of formation provides that no director shall be personally liable to ATP or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

•	for any breach of the director’s duty of loyalty to ATP or its shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute; and

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate the rights of ATP and its shareholders, through derivative suits on behalf of ATP, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. If we indicate in the prospectus or prospectus supplement, the terms of any warrants offered under that prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of debt securities, common stock or preferred stock in one or more series. We may issue warrants independently or together with debt securities, common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the number of debt securities purchasable upon exercise of one warrant and the price at which such securities may be purchased upon exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security will be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus or prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus or prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus or prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus or prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus or prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we or they have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus or prospectus supplement states otherwise, the agent will act on a best efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

Stabilizing transactions. Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

Over-allotments and syndicate covering transactions. Underwriters may sell more securities than the number that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering.

Penalty bids. If underwriters purchase securities in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those securities as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Jackson Walker L.L.P., Houston, Texas. In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities will be passed on for any underwriters or agents by such counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, shareholders’ equity, comprehensive income (loss), and cash flows, and the financial statement schedule, for the year ended December 31, 2007, incorporated by reference from ATP’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses, other than the underwriting discounts and commissions, payable by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee		$(1)
Printing and Engraving Expenses		$(2)
Legal Fees and Expenses	$150,000	(3)
Accounting Fees and Expenses		$(2)
Miscellaneous		$(2)
Total		$(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
(2)	The amount of these expenses is not presently known.
(3)	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 2.101(16) and Section 8.101 of the Texas Business Organizations Code and Article VI of the Third Amended and Restated Bylaws of ATP Oil & Gas Corporation (the “Company”) provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaws provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article Eleven of the Company’s Amended and Restated Certificate of Formation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director’s capacity as director, except that Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of such director’s duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or which involves intentional misconduct or knowing violation of law, (iii) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office and (iv) an act or omission for which liability is expressly provided by an applicable statute.

Article Eleven also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article Eleven shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibit

1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of ATP Oil & Gas Corporation (“ATP”) filed on June 10, 2010.

3.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed December 15, 2009.

4.1	Form of Indenture between ATP and The Bank of New York Mellon Trust Company, N.A. (“Trustee”), relating to the Senior Debt Securities, with form of Senior Debt Securities.

4.2	Form of Indenture between ATP and Trustee, relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

4.4	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.1 of ATP’s registration statement No. 333-46034 on Form S-1.

4.5	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.6	Form of articles of resolution with respect to any preferred stock certificate and related form of preferred stock certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1	Legal Opinion of Jackson Walker L.L.P.

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

12.1	Computation of Ratio of Earnings to Fixed Charges will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Ryder Scott Company, L.P.

23.4	Consent of Collarini Associates.

23.5	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

25.1	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Senior Debt Securities.

25.2	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Subordinated Debt Securities.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that:

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2010.

ATP OIL & GAS CORPORATION

By:	/S/ ALBERT L. REESE JR.
Albert L. Reese Jr. Chief Financial Officer

We the undersigned officers and directors of ATP Oil & Gas Corporation hereby, severally constitute and appoint Albert L. Reese Jr., John E. Tschirhart and Keith R. Godwin, and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any amendments (including post-effective amendments) to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ATP Oil & Gas Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of December, 2010.

Signature	Title

/S/ T. PAUL BULMAHN T. Paul Bulmahn	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ALBERT L. REESE JR. Albert L. Reese Jr.	Chief Financial Officer (Principal Financial Officer)

/S/ KEITH R. GODWIN Keith R. Godwin	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHRIS A. BRISACK Chris A. Brisack	Director

/S/ ARTHUR H. DILLY Arthur H. Dilly	Director

/S/ GERARD J. SWONKE Gerard J. Swonke	Director

/S/ BRENT M. LONGNECKER Brent M. Longnecker	Director

/S/ WALTER WENDLANDT Walter Wendlandt	Director

Signature	Title

/S/ BURT A. ADAMS Burt A. Adams	Director

/S/ GEORGE R. EDWARDS George R. Edwards	Director

/S/ ROBERT J. KAROW Robert J. Karow	Director

Exhibit Number	Description of Exhibit

1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of ATP Oil & Gas Corporation (“ATP”) filed on June 10, 2010.

3.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed December 15, 2009.

4.1	Form of Indenture between ATP and The Bank of New York Mellon Trust Company, N.A. (“Trustee”), relating to the Senior Debt Securities, with form of Senior Debt Securities.

4.2	Form of Indenture between ATP and Trustee, relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

4.4	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.1 of ATP’s registration statement No. 333-46034 on Form S-1.

4.5	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.6	Form of articles of resolution with respect to any preferred stock certificate and related form of preferred stock certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1	Legal Opinion of Jackson Walker L.L.P.

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

12.1	Computation of Ratio of Earnings to Fixed Charges will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Ryder Scott Company, L.P.

23.4	Consent of Collarini Associates.

23.5	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

25.1	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Senior Debt Securities.

25.2	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Subordinated Debt Securities.